Press Release

Contact:
Jim Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
608-232-5970
jropella@fbfinancial.com

First Business Announces Dividend

MADISON, WI, September 17, 2007 – First Business Financial Services, Inc. (NASDAQ:FBIZ) announced that its board of directors has declared a quarterly cash dividend on its common stock of $0.065 per share. The 2007 annualized dividend amount of $0.26 is an 8.3% increase from 2006. The cash dividend is payable on October 15, 2007 to shareholders of record at the close of business on October 1, 2007.

About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ: FBIZ) is the parent of the First Business family of companies, managing shareholder relations and providing access to capital for its operating entities. Its companies include: First Business Bank – Madison and First Business Bank – Milwaukee (individually chartered banks, not branches), First Business Trust &Investments, First Business Leasing, LLC, and First Business Capital Corp. For additional information, visit www.fbfinancial.com or call 608-238-8008.

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